Exhibit 99.1
DELEK US HOLDINGS TO PARTICIPATE IN THE HOWARD WEIL
ENERGY CONFERENCE ON MARCH 29
BRENTWOOD, Tenn. March 25, 2011 — Delek US Holdings, Inc. (NYSE: DK) today announced that Uzi Yemin, Chief Executive Officer of Delek US Holdings, and other members of management will participate in the Howard Weil 39th Annual Energy Conference to be held at the Roosevelt Hotel in New Orleans on March 29, 2011.
A copy of Delek US’ latest investor presentation will be provided at the conference. An electronic copy of this presentation is currently available in the “Investors” section of the Delek US website at http://www.DelekUS.com.
About Delek US Holdings, Inc.
Delek US Holdings, Inc. is a diversified energy business focused on petroleum refining, the wholesale distribution of refined products and retail marketing. The refining segment operates a high conversion, independent refinery, with a design crude distillation capacity of 60,000 barrels per day, in Tyler, Texas. The marketing and supply segment markets refined products through its terminals in Abilene, Texas and San Angelo, Texas, as well as other third party terminals. The retail segment markets gasoline, diesel and other refined petroleum products and convenience merchandise through a network of company-operated retail fuel and convenience stores, operated under the MAPCO Express®, MAPCO Mart®, East Coast®, Fast Food and Fuel™, Favorite Markets®, Delta Express® and Discount Food Mart™ brand names.
U.S. Investor / Media Relations Contact:
Noel R. Ryan III
Director — Head of Investor Relations & Communications
Delek US Holdings, Inc.
615-435-1356 (Direct)
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